EXHIBIT 10.2

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.  THIS WARRANT OR SUCH SHARES MAY NOT BE SOLD, DISTRIBUTED, PLEDGED, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (B) THE COMPANY (DEFINED BELOW) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS WARRANT STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND SUCH OPINION IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY; OR (C) PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK

VENDINGDATA CORPORATION

THIS IS TO CERTIFY THAT, for value received,                       (the “Holder”) is entitled, during a specified period of time as set forth in Section 3 herein (the “Exercise Period”), to purchase from VendingData Corporation, a Nevada corporation (the “Company”),            (      ) fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price per share as set forth in Section 1 herein (the “Exercise Price”) (such number of shares and the Exercise Price being subject to adjustment as provided herein).  The term “Warrant,” as used herein, refers to this Warrant to Purchase Shares of Common Stock, the term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder, and the term “Parties,” as used herein, refers collectively to the Holder and the Company.  This Warrant is issuable only in connection with that certain 9% Note in the original principal amount of $                    due August 15, 2007, dated as of the same date hereof to Holder and the Company (as “Obligor”) (collectively hereinafter the “Note”).

The Note and this Warrant are issued as part of a private placement by the Company of up to Ten Million Dollars ($10,000,000) in senior notes and warrants to purchase up to Six Hundred Thousand (600,000) shares of Common Stock (the “Private Placement”).

TERMS AND CONDITIONS

This Warrant is subject to the following terms, provisions, and conditions:

1.                                       Exercise Price.  The Exercise Price shall be $5.00 per share.

2.                                       Manner of Exercise; Payment for Shares.

2.1.                              Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part (but in not less than 1,000 share increments):

2.1.1.                     By the surrender of this Warrant, together with an exercise agreement in the form attached hereto (the “Exercise Agreement”), duly completed and executed by the Holder, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other location as the Company may designate by notice to the Holder); and

2.1.2.                     Upon:  (a) the payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company in the amount of the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised; or (b) the surrender to the Company of Warrant Shares for cancellation having a Fair Market Price (as defined below) on the date of exercise equal to the aggregate Exercise Price.

2.2.                              For the purposes of this Warrant, the “Fair Market Price” per Warrant Share shall mean, if the Common Stock is traded on a national securities exchange, listed on the Nasdaq Stock Market or quoted on an over-the-counter quotation system, the average closing or last reported sale prices, respectively, of the Common Stock on such exchange or the Nasdaq Stock Market or the average closing bid and asked prices on an over-the-counter quotation system for the fifteen (15) business days before the effective date of exercise of the net issuance election.  If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Holder cannot elect to exercise this Warrant pursuant to Section 2.1.2(b).

3.                                       Issuance of Certificates.  The Warrant Shares so purchased shall be deemed to be issued to the Holder, as the record owner of such Warrant Shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such Warrant Shares as set in Section 2 above.  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new warrant representing the number of Warrant Shares with respect to which this Warrant shall not then have been exercised.

4.                                       Exercise Period.  This Warrant may be exercised any time before 2:00 p.m., Las Vegas, Nevada time, August 15, 2009.

5.                                       Covenants of the Company.  The Company hereby covenants and agrees as follows:

5.1.                              Shares to be Fully Paid.  All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable.

5.2.                              Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

5.3.                              Successors and Assigns.  This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

6.                                       Adjustment Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6.  If the Company shall, prior to the payment of the Note in full, (1) declare a dividend or make a distribution of Common Stock payable in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock, into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (4) issue any shares of capital stock of the Company by reclassification or capital reorganization of its shares of Common Stock, then the number of Warrant Shares and the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive the number and kind of shares of Common Stock or other Capital Stock which the Holder would have owned or have been entitled to receive immediately after such action had the Holder exercised the Warrant immediately prior to the record date in the case of (1), or the effective date in the case of (2), (3) or (4).  In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

7.                                       Payment of Expenses.  The Company and the Holder shall each be responsible for their own costs and expenses payable in connection with:  (1) the negotiation, preparation, execution and delivery of this Warrant and the other agreements to be executed in connection herewith; and (2) the issuance of certificates for Warrant Shares upon the exercise of this Warrant.  The Company shall pay any issuance tax in connection with the issuance of certificates for Warrant Shares; provided, however, that the Holder shall be responsible for any income or other taxes in connection with such issuance.

8.                                       No Rights or Liabilities as a Stockholder.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

9.                                       Transfer, Exchange, and Replacement of Warrant.  This Warrant, nor any interest in this Warrant, may be sold, distributed, assigned, offered, pledged or otherwise transferred without the express written consent of the Company.

9.1.                              Exchange of Warrants; Replacements of Warrants.  This Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for a new Warrant of like tenor and date representing in the aggregate the right to purchase the number of shares of Common Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares of Common Stock (not to exceed the aggregate total number purchasable hereunder) as shall be reasonably designated by the Holder at the time of such surrender.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

9.2.                              Cancellation: Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 9, this Warrant shall be promptly canceled by the Company.  The Company and the Holder shall each be responsible for their own costs and expenses payable in connection with the preparation, execution, and delivery of new Warrants pursuant to this Section 9.  The Holder shall be responsible for any tax which may be payable in connection with any transfer of a certificate for Warrant Shares.

9.3.                              Registrar.  The Company shall maintain, at its principal executive offices (or such other location as the Company may designate by notice to the Holder), a registrar for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

10.                                 Amendments.  No amendment or modification of this Warrant shall be deemed effective unless and until such amendment or modification is an express writing executed by both the Parties.

11.                                 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the body of law controlling conflicts of law.  The parties hereto hereby submit to the exclusive jurisdiction of the courts located in Clark County, Nevada, with respect to any dispute arising under this Warrant and the transactions contemplated hereby.

12.                                 Registration Rights.

12.1.                        Piggyback Registration Rights.  Whenever the Company proposes to register any of its equity securities under the Securities Act of 1933 (the “Securities Act”) (other than a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of the Warrant Shares, whether or not for sale for its own account, the Company will give prompt written notice to Holder of its intention to effect such a registration and will include in such registration all of the Warrant Shares with respect to which the Company has received written request for inclusion therein within twenty (20) days after the receipt of the Company’s notice; provided, however, such “piggyback” registration (a “Piggyback Registration”) shall be subject to the terms and conditions of an underwriting agreement among the Company, Holder and the managing underwriter, if applicable, the customary underwriter cut back provisions and the execution of a customary standstill of not less than one hundred and eighty (180) days.  In addition, the Company and the managing underwriters, if applicable, shall have the right to terminate or withdraw any registration initiated by the Company or to reduce the number of shares proposed to be registered in view of market conditions.

12.2.                        Registration Procedure.  Upon the request by Holder to initiate either a Piggyback Registration, the Company will use its best efforts to effect the registration of the relevant Warrant Shares in accordance with the intended method of disposition thereof.

12.3.                        Restrictions.  Holder may not assign any of its registration rights granted under this Section 12 unless the Company has provided its prior written consent to such assignment and the assignment of this Warrant or the Warrant Shares, as applicable.

12.4.                        Fees.  The Company shall pay all Registration Expenses relating to any registration of the Warrant Shares hereunder.  “Registration Expenses” shall mean all reasonable fees and expenses incident to the Company’s performance of or compliance with this Section 12.  Notwithstanding the foregoing, Holder shall pay any and all underwriting discounts, commissions and transfer taxes attributable to the Warrant Shares and the fees of Holder’s own counsel in connection with the sale of the Warrant Shares.

12.5.                        Cooperation; Indemnification by Holder.  In connection with any registration statement in which Holder is participating, Holder will furnish to the Company in writing such information and documents as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (1) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application; or (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein.  The Holder shall reimburse the Company, its affiliates, officers, directors, employees and affiliates for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be limited to Holder and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld).

12.6.                        Indemnification by the Company.  In connection with any registration statement in which Holder is participating, the Company will indemnify and hold harmless Holder, its affiliates and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (1) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application; or (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by Holder expressly for use therein.  The Company shall reimburse Holder, its affiliates, officers, directors, employees and affiliates for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be limited to the Company and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

12.7.                        Termination.  The ability of Holder to initiate a Piggyback Registration shall terminate upon the earlier to occur of:  (1) five (5) years after the date of this Warrant; (2) the date Holder no longer holds the Warrant Shares; or (3) the ability of Holder to sell its Warrant Shares then owned immediately pursuant to Rule 144 of the Securities Act.

13.                                 Expiration Date.  This Warrant shall expire and become null and void and of no further force or effect at 2:00 p.m. Las Vegas, Nevada time no later than August 15, 2009.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

VENDINGDATA CORPORATION a Nevada corporation

By:
Steven J. Blad
President and Chief Executive Officer
Date:	August , 2004

EXERCISE AGREEMENT

TO:                          VENDINGDATA CORPORATION (THE “COMPANY”)

The undersigned, pursuant to the provisions set forth in the attached Warrant to Purchase Shares of Common Stock (the “Warrant”) hereby irrevocably elects and agrees to:

☐                                    Purchase              shares (the “Exercised Shares”) of the Company’s common stock (“Common Stock”) covered by the Warrant and makes payment herewith in full therefore at the price per share provided by the Warrant in cash or by certified or official bank check in the amount of $                ; or

☐                                    Purchase              shares (the “Exercised Shares”) of the Company’s common stock (“Common Stock”) covered by the Warrant and make payment of the exercise price through the surrender of the right to purchase              shares of Common Stock covered by the Warrant, as permitted under Section 2.1.2(b) of the Warrant.

If said number of shares of Common Stock, whether purchased or surrendered, shall not be all the shares available under the Warrant, a new warrant is to be issued in the name of said undersigned covering the balance of the shares available thereunder less any fraction of a share paid in cash.  Please issue a certificate or certificates for the Exercised Shares in the name of and pay any cash for any fractional share to:

NAME:

SIGNATURE:

DATED:

ADDRESS:

NOTE:	The above signature should correspond exactly with the name on the face of the Warrant.